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Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           We have issued our reports dated February 27, 1998, accompanying the consolidated financial statements and schedules included in the Annual Report of ExecuStay Corporation and Subsidiaries on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said reports in the Registration Statement of ExecuStay Corporation and Subsidiaries on Form S-8 (to be filed April 16, 1998).

                                                /s/Grant Thornton LLP

                                                Grant Thornton LLP

Vienna, Virginia
April 14, 1998